United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

SHF HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SHF Holdings, Inc.

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

(303) 431-3435

April 28, 2023

Dear Stockholder:

On behalf of the Board of Directors and management of SHF Holdings, Inc., you are cordially invited to join us at the 2023 Annual Stockholders Meeting (the “2023 Annual Meeting”) to be held at 10:00 a.m. MDT on May 18, 2023 at Marriott Denver South at Park Meadows, Englewood Conference Room, 10345 Park Meadows Drive, Lone Tree, Colorado 80124. Due to space limitations, only one person per stockholder and, if necessary, one additional person providing necessary assistance to such stockholder will be admitted to the 2023 Annual Meeting.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting, and our annual report on Form 10-K for the fiscal year ended December 31, 2022. We also will report on matters of current interest to our stockholders.

At this year’s meeting, you will be asked to:

(1)	elect three director nominees to serve for a three-year term as a Class II director;

(2)	ratify the appointment of our independent registered public accounting firm for our fiscal year ending December 31, 2023; and

(3)	transact such other business as may properly come before the 2023 Annual Meeting, or any adjournments or postponements thereof.

The Board of Directors recommends the election of the nominees for director and approval of each of the other proposals.

Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the 2023 Annual Meeting, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone, or by completing, signing and promptly returning a proxy card, or you may vote in person at the 2023 Annual Meeting.

Thank you for your continuing support of SHF Holdings, Inc. and its vision.

Sincerely,

Sundie Seefried
Chief Executive Officer

SHF HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2023

To the Stockholders of SHF Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “2023 Annual Meeting”) of SHF Holdings, Inc., a Delaware corporation (the “Company”), will be held at Marriott Denver South at Park Meadows, Englewood Conference Room, 10345 Park Meadows Drive, Lone Tree, Colorado 80124 at 10:00 a.m. MDT on Thursday, May 18, 2023 for the following purposes:

1.	Election of three Class II Directors;

2.	Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

3.	Transaction of such other business as may properly come before the 2023 Annual Meeting, or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 28, 2023 as the record date for determining those stockholders entitled to notice of, and to vote at, the 2023 Annual Meeting and any adjournments or postponements thereof.

Whether or not you expect to be present, please vote using our secure online voting website or by signing, dating and returning your enclosed proxy card in the postage-paid envelope provided for that purpose as promptly as possible.

By Order of the Board of Directors,

Sundie Seefried
Chief Executive Officer

Golden, Colorado
April 28, 2023

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE 2023 ANNUAL MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY MAY NEVERTHELESS ATTEND THE 2023 ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES AT THE MEETING.

The Company’s notice of annual meeting, proxy statement and annual report on Form 10-K for the fiscal year ended December 31, 2022 are available on the Internet at https://www.cstproxy.com/shfholdings/2023.

TABLE OF CONTENTS

Page
PROXY STATEMENT	1
GENERAL INFORMATION	1
PROPOSAL 1: ELECTION OF CLASS II DIRECTORS	5
MANAGEMENT AND CORPORATE GOVERNANCE	7
EXECUTIVE COMPENSATION	12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
REPORT OF THE AUDIT COMMITTEE	17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	18
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023	21
STOCKHOLDERS MATTERS	22
OTHER BUSINESS	23
HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS	23

SHF HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2023

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board of Directors”) of SHF Holdings, Inc. of proxies to be voted at our 2023 Annual Meeting of Stockholders to be held on May 18, 2023, at 10:00 a.m. MDT at Marriott Denver South at Park Meadows, Englewood Conference Room, 10345 Park Meadows Drive, Lone Tree, Colorado 80124, and at any postponements or adjournments thereof. In this proxy statement, SHF Holdings, Inc. is referred to as the “Company,” “we,” “our” or “us.”

The approximate date that this proxy statement and the enclosed form of proxy are first being made available or mailed to our stockholders is May 1, 2023. You should review the information provided in this proxy statement with our annual report on Form 10-K for the fiscal year ended December 31, 2022, which is being made available or delivered to stockholders simultaneously with this proxy statement. Stockholders may access our proxy materials at https://www.cstproxy.com/shfholdings/2023 or on our website at https://shfinancial.org/.

GENERAL INFORMATION

Who is entitled to vote at the 2023 Annual Meeting?

Our Board of Directors has set the close of business on March 28, 2023 as the record date for determining those stockholders entitled to notice of, and to vote on, all matters that may properly come before the 2023 Annual Meeting. As of the record date, the Company had 29,921,551 outstanding shares of Class A common stock entitled to notice of, and to vote at, the 2023 Annual Meeting. No other securities are entitled to vote at the 2023 Annual Meeting. Only stockholders of record on such date are entitled to notice of, and to vote at, the 2023 Annual Meeting.

What are the voting rights of stockholders?

Each stockholder of record is entitled to one vote for each share of our Class A common stock that is owned as of the close of business on the record date on all matters to come before the 2023 Annual Meeting. Under our Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), stockholders do not have cumulative voting rights in the election of directors.

How many votes must be present to hold the 2023 Annual Meeting?

To conduct business at the 2023 Annual Meeting, a quorum must be present. The attendance, in person or by proxy, of holders of shares of outstanding Class A common stock of the Company representing a majority of the voting power of all outstanding shares of Class A common stock of the Company entitled to vote at the 2023 Annual Meeting is necessary to constitute a quorum. For purposes of determining whether a quorum exists, we count proxies marked “abstain” as to a particular proposal as being present at the meeting. Shares represented by a proxy as to which there is a “broker non-vote” (that is, where a broker holding your shares in “street” or “nominee” name indicates to us on a proxy that you have not given the broker the authority to vote your shares on non-routine matters), will also be considered present at the meeting for purposes of determining whether a quorum exists.

How do I vote my shares?

If you were a holder of record of our Class A common stock on March 28, 2023, the record date for the 2023 Annual Meeting, you may vote with respect to the proposals at the 2023 Annual Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Voting by Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the 2023 Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the 2023 Annual Meeting so that your shares will be voted if you are unable to attend the 2023 Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by 5:00 p.m. Eastern Time on May 17, 2023.

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Voting in Person. You may vote by ballot in person at the 2023 Annual Meeting. If you want to vote by ballot, and you hold your shares in street name (that is, through a bank or broker), you must obtain a legal proxy from that organization and bring it to the 2023 Annual Meeting. Even if you plan to attend the 2023 Annual Meeting, you are encouraged to submit a proxy card or vote by Internet to ensure that your vote is received and counted. If you vote in person at the 2023 Annual Meeting, you will revoke any prior proxy you may have submitted.

Will my shares be voted if I do not provide instructions to my broker or nominee?

Brokers, banks or other nominees who hold shares of our Class A common stock for a beneficial owner in “street name” have the discretion to vote on “routine” proposals when they have not received voting instructions from the beneficial owner prior to the 2023 Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers that are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 regarding the ratification of the Audit Committee’s appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 is considered a routine proposal. Proposal 1, election of the Class II directors, is considered non-routine. Therefore, your broker has the discretion to vote your shares on Proposal 2 but does not have discretion to vote your shares on Proposal 1.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the 2023 Annual Meeting in accordance with your wishes. If you do not provide instructions to your bank or brokerage firm, your shares will not be voted, except on Proposal 2.

What vote is required and how will abstentions and broker non-votes effect the proposals?

The election of the Board of Directors’ nominees to the Board of Directors at the 2023 Annual Meeting pursuant to Proposal 1 is expected to be an uncontested election. Our Bylaws (the “Bylaws”) require that directors be elected by a plurality of the votes cast at any meeting of stockholders. A plurality means that the candidate with the most votes for his or her election, even if less than a majority of those cast, is elected to the Board of Directors. Stockholders are not permitted to vote against a candidate. Proposal 2 will be ratified if votes representing a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon vote in favor of the proposal.

For purposes of determining whether a quorum is present, votes cast include votes to “withhold,” abstentions, and broker non-votes. Further, votes to “withhold,” abstentions, and broker non-votes will have no effect on Proposal 1 or Proposal 2.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that you vote as follows:

	Proposal	Board Recommendation	For More Information, See Page

(1)	Election of three Class II directors	FOR THE NOMINEES	4

(2)	Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR	19

We will also consider other business, if any, that is properly presented at the 2023 Annual Meeting. At the time of mailing of this proxy statement, however, we are not aware of any matters to be presented at the 2023 Annual Meeting other than those described in this proxy statement.

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How will my shares be voted if I mark “Abstain” on my proxy card?

We will count a properly executed proxy card marked “Abstain” as present for purposes of determining whether a quorum is present, but abstentions will not be counted as votes cast for or against any given matter.

What does it mean if I receive more than one proxy card or voting instruction form?

If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please vote using each proxy card you receive. Remember, you may vote in person at the 2023 Annual Meeting or by signing, dating and returning the proxy card in the postage-paid envelope provided.

Who will solicit proxies on behalf of the Board of Directors?

Proxies may be solicited on behalf of the Board of Directors by our directors, officers and regular employees, who will not receive any additional compensation for solicitation activities. The solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail, and personal solicitation by our directors, officers or other regular employees. You may also be solicited by press releases issued by us, additional mailings and postings on our corporate website. We have also retained The Laurel Hill Advisory Group (“Laurel Hill”) to assist with the solicitation of proxies for the 2023 Annual Meeting. The Company has agreed to pay Laurel Hill a fee of up to approximately $6,000, plus reasonable out-of-pocket expenses. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.

Who will bear the cost of the solicitation of proxies?

The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional soliciting materials furnished to stockholders, will be borne by us. The solicitation materials will be made available or furnished to banks, brokerage houses, dealers, banks, voting trustees, their respective nominees and other agents holding shares in their names that are beneficially owned by others, so that they may provide access to or forward such solicitation materials to beneficial owners. In addition, we will reimburse these persons for their reasonable expenses in providing access to or forwarding these materials to the beneficial owners upon request.

May I attend the 2023 Annual Meeting?

Only holders of our shares as of the record date are entitled to attend the 2023 Annual Meeting. If you are a stockholder of record attending in person, please be prepared to provide proper identification, such as a driver’s license or state identification card. All stockholders will need proof of identification along with proof of stock ownership to enter the 2023 Annual Meeting. Beneficial owners of shares held in “street name” who wish to attend the meeting must present proof of ownership of our Class A common stock as of the record date, such as via a bank or brokerage account statement, and will only be able to vote at the 2023 Annual Meeting if they have a proxy, executed in their favor, from the stockholder of record (the bank, brokerage firm, or other nominee) giving them to right to vote the shares at the 2023 Annual Meeting. This is referred to as a “legal proxy.” Due to space limitations, only one person per stockholder and, if necessary, one additional person providing necessary assistance to such stockholder, will be admitted to the 2023 Annual Meeting. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.

May I record or take pictures at the 2023 Annual Meeting?

No cameras, recording equipment, sound equipment or video equipment will be permitted in the meeting room. No large bags, briefcases or packages will be permitted at the 2023 Annual Meeting.

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Can the 2023 Annual Meeting date be changed?

The 2023 Annual Meeting may not be adjourned, unless approved by the holders of a majority of the votes cast by the stockholders present in person or represented by proxy at the 2023 Annual Meeting and entitled to vote thereon. If adjourned, adjournment would be announced at the 2023 Annual Meeting. If we postpone the 2023 Annual Meeting, we will announce the new date, time and location of the 2023 Annual Meeting by press release prior to the rescheduled 2023 Annual Meeting date.

Where and when will I be able to find the voting results?

The preliminary voting results will be announced at the 2023 Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K, which we expect to file with the Securities and Exchange Commission within four business days after the 2023 Annual Meeting. If final voting results are not available within four business days after the 2023 Annual Meeting, we intend to file a Current Report on Form 8-K reporting the preliminary voting results within that period, and subsequently report the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

What information is available on the Internet?

A copy of this proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2022, are available for download free of charge at https://www.cstproxy.com/shfholdings/2023.

Our website address is https://shfinancial.org/. We use our website as a channel of distribution for important Company information. Important information, including press releases and financial information regarding us is routinely posted and accessible on the Investor Relations subpage of our website, which is accessible by clicking on the tab labeled “Investor Relations” on our website home page.

In addition, we make available on the Investor Relations subpage of our website (under the link “SEC Filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3 and 4 and any amendments to those reports, as soon as practicable after we electronically file such reports with the SEC.

Who can answer my questions?

Your vote at the 2023 Annual Meeting is important, no matter how many or how few shares you own. Please sign and date your enclosed proxy card and return it in the enclosed postage-paid envelope promptly. If you have questions or require assistance in the voting of your shares, please call our Chief Legal Officer at 720-507-3688.

How can I obtain additional copies of these materials or copies of other documents?

Complete copies of our proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2022 are available on our website at https://shfinancial.org/ and also may be obtained by contacting our Chief Legal Officer by phone at 720-507-3688 or by mail sent to the Chief Legal Officer, 1526 Cole Blvd., Suite 250, Golden, Colorado 80401.

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PROPOSAL 1:

ELECTION OF CLASS II DIRECTORS

The Board of Directors currently consists of seven members and is divided into three classes with each class of directors serving a staggered three-year term. The terms of Jennifer Meyers, Richard Carleton, and Jonathon F. Niehaus expire in 2023, the terms of John Darwin and Doug Fagan expire in 2024, and the terms of Karl Racine and Jonathan Summers expire in 2025.

Nominees for Election to the Board of Directors

Our Board of Directors has nominated Jennifer Meyers, Richard Carleton, and Jonathon F. Niehaus for election at the 2023 Annual Meeting as Class II directors, to serve until the 2026 annual meeting of stockholders and until his or her successor has been duly elected and qualified or his or her earlier resignation, removal, retirement, disqualification or death.

Unless authority to vote for the election of the nominees is withheld by marking the proxy card to that effect, the persons named as proxies on the enclosed proxy card will, upon receipt of a properly executed proxy card, vote to elect the nominees for the terms described above. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of such substitute or substitutes as the Board of Directors may designate.

Background Information on Nominees

Jennifer Meyers.

On September 28, 2022, Ms. Meyers was appointed as a member of the Board of Directors in connection with the closing of our initial business combination. In addition to serving as a member of the Board of Directors, Ms. Meyers currently serves as the Chief Financial Officer of Partner Colorado Credit Union (“PCCU”), a position she has held since October 2021. Ms. Meyers previously served as the Chief Financial Officer of Clean Energy Credit Union from July 2020 until October 2021. Prior to joining Clean Energy Credit Union, Ms. Meyers served as a Finance Executive and Strategist for DaLand LLC, a credit union service organization, from May 2019 until May 2020. Ms. Meyers also previously served as the Chief Financial Officer of Westerra Credit Union from April 2009 until February 2019. Ms. Meyers received her Bachelor of Science in Accounting and her Master of Accountancy from the University of Denver. Ms. Meyers is a licensed CPA in the state of Colorado.

We believe Ms. Meyers’ experience in corporate finance allows her to be a valuable member of the Board of Directors.

Richard Carleton.

On September 28, 2022, Mr. Carleton was appointed as a member of the Board of Directors in connection with the closing of our initial business combination. Mr. Carleton currently serves as the Chief Executive Officer of the Canadian Securities Exchange, a position he has held since July 2011. Mr. Carleton also currently serves as a director of Tetra Trust, a licensed trust company, and of Blue Ocean ATS, a U.S. registered alternative trading system, positions he has held since June 2021 and April 2021, respectively. Mr. Carleton also serves as a board member of the Empire Club of Canada and of the Private Capital Markets Association of Canada, positions he has held since 2018 and 2017, respectively. Mr. Carleton received his Bachelor of Arts in History from the University of Ottawa and his LLB from the University of Toronto.

We believe Mr. Carleton’s experience with and knowledge of capital markets allows him to be a valuable member of the Board of Directors.

5

Jonathon F. Niehaus.

On September 28, 2022, Mr. Niehaus was appointed as a member of the Board of Directors in connection with the closing of our initial business combination. Mr. Niehaus currently serves as the Managing Partner of Interactive Global Solutions, a global consulting company, a position he has held since January 2011. Mr. Niehaus previously served as a member of the board of managers of SHF, LLC d/b/a Safe Harbor Financial (“SHF Predecessor”) from February 2022 until September 2022. From 2003 until 2011, Mr. Niehaus served as a Global SVP for First Data Corporation and the Western Union Company. In this capacity, Mr. Niehaus was responsible international government relations and public affairs. In addition, he spearheaded outreach to US attorneys general in matters relating to compliance and anti-money laundering activities. Mr. Niehaus was thereafter appointed to be a senior advisor to the Alliance Partnership, an international rule of law initiative run by the Attorney General Alliance. Mr. Niehaus is an active board member, serving as the chair of the Farnsworth Group, a multi-state architecture and engineering firm and chair of the Make A Difference Foundation which focusses on green energy initiatives internationally. He has also served as advisor to other private companies as well as serving 10 years on the board of the Colorado Great Outdoors Trust Fund. Mr. Niehaus received his Bachelor of Science in Journalism Communications from the University of Iowa.

We believe Mr. Niehaus’ experience in banking and related services allows him to be a valuable member of the Board of Directors.

Each of Messrs. Carleton and Niehaus is considered “independent” under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ms. Meyers is not considered “independent” under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act due to her position as the Chief Financial Officer of PCCU and PCCU’s share ownership in the Company.

Vote Required and Recommendation

The nominees for election to the Board of Directors are elected by a plurality of the votes cast at the 2023 Annual Meeting. A plurality means that the candidate with the most votes for his or her election, even if less than a majority of those cast, is elected to the Board of Directors. Stockholders are not permitted to vote against a candidate. Votes to “withhold” authority, abstentions, and broker non-votes with respect to that director’s election do not impact the plurality vote, although such votes will be counted for purposes of determining whether a quorum is present. Therefore, since the current nominees are uncontested, there is no set number of votes that must be obtained to elect the nominees and a single vote for a candidate will result in his or her election. Stockholders do not have the right to cumulate their votes for directors.

The Board of Directors unanimously recommends you vote FOR the nominees for director set forth above.

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MANAGEMENT AND CORPORATE GOVERNANCE

Management and Board of Directors

Our directors and executive officers are as follows:

Name	Age	Class of Director	Position
Sundie Seefried	61	—	Chief Executive Officer
James H. Dennedy	57	—	Chief Financial Officer
Donnie Emmi	43	—	Chief Legal Officer
Tyler Beuerlein	43	—	Chief Strategic Business Development Officer
Dan Roda	40	—	Chief Operating Officer/ Executive Vice President
John Darwin	34	Class III	Director
Doug Fagan	58	Class III	Director
Jennifer Meyers	49	Class II	Director
Jonathan Summers	51	Class I	Independent Director
Karl Racine	60	Class I	Independent Director
Jonathon F. Niehaus	67	Class II	Independent Director
Richard Carleton	63	Class II	Independent Director

Information about Executive Officers and Directors

Certain information about the executive officers and directors of the Company is provided below:

Sundie Seefried. Ms. Seefried currently serves as the Chief Executive Officer of the Company, a position she has held since September 2022. Ms. Seefried previously served as the Chief Executive Officer of SHF Predecessor from July 2021 until September 2022. Prior to joining SHF Predecessor, Ms. Seefried served as the Chief Executive Officer of PCCU from 2001 until June 2021 and as the Chief Executive Officer of Eagle Legacy Services, LLC from January 2020 until March 2021. Ms. Seefried previously served as a board member of the Colorado Division of Financial Services from 2019 until 2021, and as a board member of the Credit Union Association from 2007 until 2015. Ms. Seefried received her Bachelor of Science in Business Management from the University of Maryland and her Master of Business Administration from Regis University, Colorado.

James H. Dennedy. Mr. Dennedy currently serves as Chief Financial Officer for the Company, a position he has held since October 2022. Before this role, Mr. Dennedy most recently served in various positions for urban-gro, Inc. a Nasdaq-listed engineering design and services company focused on the commercial horticulture market, including as President and Chief Operating Officer from February 2021 to August 2022, and a board member from August 2018 to August 2022. Prior to that, from April 2018 to August 2019, he served as Chief Financial Officer of Interurban Capital Group, a privately held provider of site development, lease management, branding, licensing and other consulting services, acquired in March 2020 by Harvest Health & Recreation Inc. From January 2017 to April 2018, he acted as an entrepreneur and private investor; from May 2011 to January 2017 served as President, Chief Executive Officer, and a board member of Nasdaq-listed hospitality software company, Agilysys Inc.; and from April 2008 to May 2011, served as Chief Investment Officer of Arcadia Capital Advisors, a privately held capital management company. Mr. Dennedy earned his B.S. in Economics from the United States Air Force Academy, an MBA from The Ohio State University, and an M.A. in Economics from the University of Colorado, Boulder, Colorado.

Donnie Emmi. Mr. Emmi currently serves as Chief Legal Officer and Board Secretary for the Company, a position he has held since September 2022. Before this role, Mr. Emmi was Managing Partner of Hunsaker | Emmi, P.C., a position he held since December 2004. Mr. Emmi was a partner of Hoban Law Group, P.C. from September 2019 until July 2021 when it was merged with Clark Hill, PLC. Following the merger, Mr. Emmi continued to serve in an of counsel capacity to Clark Hill, PLC. Mr. Emmi previously served as an officer and director of Test Kitchen, Inc., a product manufacturer, from December 2020 until April 2021; and as a director of Pure Harvest Corporate Group, Inc. from December 2020 until December 2021. Mr. Emmi is also the former Chair of the National Cannabis Industry Association Banking and Financial Services Committee 2020 (Vice Chair 2019). Mr. Emmi received his undergraduate degree from East Stroudsburg University of Pennsylvania and his Juris Doctor from the University of Denver Sturm College of Law. Prior to practicing law, Mr. Emmi was a licensed Series 7 and 63 securities dealer and served in the United States Air Force from 1999 until 2007.

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Tyler Beuerlein. Mr. Beuerlein currently serves as the Chief Strategic Business Development Officer of the Company, a position he has held since September 2022. Prior to his employment with the Company, from April 2022 until September 2022, he served as the Chief Strategic Business Development Officer of SHF Predecessor. From February 2015 to April 2022, he served as the Chief Revenue Officer and Chief Business Development Officer for Hypur, a venture capital fund dedicated to strategic investments in businesses that operate in the legal cannabis industry. Mr. Beuerlein was the former Chairman of the National Cannabis Industry Association Banking and Financial Services Committee (2019). Additionally, he has been appointed to be on both the Marijuana Business Daily’s Advisory Board and ATACH Cannabis Beverage Council. He is also a member of the Forbes Business Development Council. Formerly, Mr. Beuerlein founded and managed a large beverage company and was a Professional athlete in the New York Mets Organization.

Dan Roda. Mr. Roda currently serves as Executive Vice President & Chief Operating Officer of the Company, a position he has held since November 2022. Previously, Mr. Roda was Co-Founder and Chief Executive Officer of Abaca, where he worked in an executive leadership role from the formation of the business in September 2017 until its acquisition by, and merger with, the Company in November 2022. Prior to starting Abaca, Mr. Roda was engaged in private legal practice, working in the Little Rock, Arkansas, office of Davidson Law Firm, from May 2010 until June 2014; then, serving as General Counsel of Rock Capital Group, a real estate developer and manager, from June 2014 until August 2017. Mr. Roda also co-founded, and serves as Vice President of, the Arkansas Cannabis Industry Association (2018 – present), and has served on the National Cannabis Industry Association’s Banking and Financial Services Committee (2022). Additionally, Mr. Roda served as a founding board member of the Emerging Markets Coalition (2020-2022); which time he co-authored the cannabis industry’s first comprehensive set of Cash Management Standards, published in partnership with the National Association of Cannabis Businesses. Mr. Roda earned his Bachelor of Science in Management from Tulane University, his Juris Doctor from Villanova Law School, and his Master of Laws from the University of Alabama School of Law.

John Darwin. Mr. Darwin currently serves as a member of the Board of Directors, a position he has held since the Company’s inception. Mr. Darwin previously served as the Co-Chief Executive Officer of the Company prior to its business combination, a position he held from February 2021 until September 2022. Mr. Darwin is a co-founder and Managing Partner of Luminous Capital Inc., a private equity firm where he identifies engagements, guides debt and equity investment strategy, and manages operations of private and public portfolio companies. Previously, Mr. Darwin was co-founder and President of OCG, Inc. (ONE Cannabis), a United States-based cannabis dispensary franchisor, which he founded in 2018. While at OCG, Inc., Mr. Darwin grew the franchise business from inception to operations across multiple states and negotiated a sale to Item 9 Labs Corp. (OTCQX: INLB), a publicly traded cannabis company. Mr. Darwin has over eight years of vertically integrated cannabis operational and venture capital experience, with experience managing large scale cultivation, vertically integrated operations, and multi-national brand strategies. Prior to the cannabis industry, Mr. Darwin held various roles in private equity and corporate finance and has a decade of professional finance and transaction experience. Mr. Darwin received his BBA in Finance from Southern Methodist University Cox School of Business.

Doug Fagan. Mr. Fagan currently serves as a member of the Board of Directors, a position he has held since April 2023. Mr. Fagan serves as the President and CEO of Partner Colorado Credit Union, a position he has held since July 2021. Mr. Fagan previously held the position of President (April 2019 – June 2021) and Chief Financial Officer (September 2017 – June 2021) for Partner Colorado Credit Union from April 2019 through June 2021. Prior to joining Partner Colorado Credit Union, Mr. Fagan served as Senior Vice President of Finance at the $4 billion MidFlorida Credit Union headquartered in Lakeland, Florida from October 2010 to September 2017. Mr. Fagan earned his Bachelors of Science in Accounting and Finance from Florida Southern College (Lakeland, Florida) and his Masters in Business Administration from University of Tampa (Tampa, Florida).

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Jonathan Summers. Mr. Summers currently serves as a member of the Board of Directors, a position he has held since the Company’s inception. Mr. Summers serves as the chairman of Alicorn Venture Partners, a London-based Secondary venture capital fund, since December 2022. Previously he was the chairman of Deepself Ltd, a healthtec company employing artificial intelligence since January 2022. Prior to that Mr. Summers served as the chairman of EXMceuticals Inc., a Canadian-listed medical cannabis company since May 2019. Mr. Summers also served as a director of Pathfinder Minerals Plc, a mineral exploration company, since March 2021, and was a member of the audit committee thereof. He also served on the advisory board for Mocha Holdings LLC, a data privacy company, from September 2020 to March 2022. From May 1996 until May 2011, Mr. Summers served in various roles at Goldman Sachs, most recently serving as a Managing Director. Mr. Summers served as the Founding Partner and the Head of Business Development for Everett Capital Advisors, a $700.0 million London-based investment fund from October 2015 to October 2019, and served as the Founding Principal and Head of Business Development for Myriad Asset Management, a $5.0 billion Hong Kong-based multi-strategy asset management firm, from September 2011 to December 2014. Mr. Summers holds a Master in Modern History (1st class) from Oxford University. We believe Mr. Summers is well qualified to serve as a member of our board of directors due to his experience in investment banking and in strategically growing businesses, and due to his contacts and relationships.

Karl Racine Mr. Racine currently serves as a member of the Board of Directors, a position he has held since September 28, 2022. Mr. Racine is currently a Partner at Hogan Lovells LLP, a position he has held since January 2023. He is also a Board Member of DXC Technology and has been since January 2023. Mr. Racine previously served as the elected Attorney General of the District of Columbia, a position he held from January 2015 until January 2023. Mr. Racine also served as the Co-Chair of the Conference of Western Attorneys General Alliance, a position he held from July 2017 until January 2023. Mr. Racine also served as a board member of the National Association of Attorneys General Mission Foundation, a position he held from July 2018 until January 2023. Previously, Mr. Racine served as the President of the National Association of Attorneys General from December 2020 until December 2021 and as the Chair of the Advisory Board Fair and Just Prosecution from January 2018 until February 2022. Mr. Racine received his Bachelor of Arts from the University of Pennsylvania and his Juris Doctor from the University of Virginia School of Law.

Please see “Background Information on Nominees” above for information regarding the business experience of Jennifer Meyers, Richard Carleton, and Jonathan F. Niehaus, the candidates for reelection to the Board of Directors.

Board of Directors

Our Board of Directors directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and its standing committees.

In accordance with our Certificate of Incorporation, our Board of Directors consists of three classes of directors, with the first class consisting of two directors with an initial term that expires at the annual meeting of stockholders held in 2025; the second class consisting of three directors with an initial term that expires at the 2023 Annual Meeting; and the third class consisting of two directors with an initial term that expires at the annual meeting of stockholders held in 2024. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

Committees of the Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. While the Audit Committee has primary responsibility for risk oversight, both the Audit Committee and the entire Board of Directors are actively involved in risk oversight on behalf of the Company and both receive reports on the Company’s risk management activities from the Company’s executive management team on a regular basis. The members of both the Audit Committee and the Board of Directors also engage in periodic discussions with the Company’s Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, and other senior officers as they deem appropriate to ensure that risk is being properly managed at the Company. In addition, it is expected that each committee of the Board of Directors will consider risks associated with its respective area of responsibility.

From time to time, the Board of Directors forms special committees as circumstances arise where the Board of Directors believes that such a committee is called for.

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Audit Committee

The Audit Committee consists of Mr. Summers, Mr. Niehaus, and Mr. Carleton. Under Nasdaq Global Market listing standards and applicable SEC rules, we are required to have at least three members of the Audit Committee, all of whom must be independent. Mr. Summers, Mr. Niehaus, and Mr. Carleton each meet the independent director standard under the Nasdaq Global Market listing standards and under Rule 10A-3(b)(1) of the Exchange Act, and Mr. Summers serves as chairperson of the audit committee. Our Board of Directors has determined that Mr. Summers qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The Audit Committee has also established a procedure whereby complaints or concerns regarding accounting, internal controls or auditing matters may be submitted anonymously to the Audit Committee by email.

Compensation Committee

Messrs. Carleton, Niehaus, and Summers serve as members of the Compensation Committee. Under the Nasdaq Global Market listing standards, the Compensation Committee must consist of all independent members. Mr. Carleton, Mr. Niehaus, and Mr. Summers meet the independent director standard under the Nasdaq Global Market listing standards, and Mr. Carleton serves as chairperson of the Compensation Committee.

The Compensation Committee acts on behalf of and in conjunction with the Board of Directors to establish or recommend the compensation of executive officers of the Company and to provide oversight of the Company’s overall compensation programs and philosophy.

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We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

●	reviewing on an annual basis our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Racine, Summers, Niehaus, and Carleton. Under the Nasdaq Global Market listing standards, the Nominating and Corporate Governance Committee must consist of all independent members. Messrs. Racine, Summers, Niehaus, and Carleton meet the independent director standard under the Nasdaq Global Market listing standards, and Mr. Racine serves as chairperson of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for evaluating the composition, size and governance of the Board of Directors and its committees and making recommendations regarding future planning and the appointment of directors to the committees, establishing a policy for considering stockholder nominees to the Board of Directors, reviewing the corporate governance principles and making recommendations to the Board of Directors regarding possible changes; and reviewing and monitoring compliance with the Company’s Code of Ethics.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board of Directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of Nasdaq. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. We have previously filed a copy of our form Code of Ethics as Exhibit 14 to our registration statement on Form S-1 in connection with our IPO, filed on June 1, 2021. You may review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to our Chief Legal Officer in writing at 1526 Cole Blvd., Suite 250, Golden, Colorado 80401 or by telephone at 720-507-3688. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

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EXECUTIVE COMPENSATION

We qualify as a “smaller reporting company” under the rules promulgated by the SEC, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies. Accordingly, this executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.

As a smaller reporting company, we are required to disclose the executive compensation of our named executive officers, which consist of the following individuals, for the fiscal years ended December 31, 2022 and December 31, 2021, respectively: (i) any individual serving as our principal executive officer or acting in a similar capacity, during the fiscal year ended December 31, 2022; (ii) the two other most highly compensated executive officers of the Company serving as executive officers at the end of the most recently completed fiscal year; and (iii) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the most recently completed fiscal year.

Summary Compensation Table

The following table discloses compensation paid or to be paid to our named executive officers for the fiscal years ended December 31, 2022 and December 31, 2021.

Name and Principal Position(1)	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Non-Qualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Sundie Seefried(3),	2022	276,039	53,550	2,413,121	12,500	13,578	2,771,788
Chief Executive Officer	2021	549,336	290,670	—	—	25,993	865,999

Tyler Beuerlein(4),	2022	197,897	34,425	1,535,623	—	—	1,767,945
Chief Strategic Business Development Officer	2021	—	—	—	—	—	—

James H. Dennedy(5),	2022	42,754	20,000	1,626,605	—	—	1,689,359
Chief Financial Officer	2021	—	—	—	—	—	—

(1)	For the period from January 2021 through September 29, 2022, John Darwin and Joshua Mann served as the Company’s Co-Chief Executive Officers. Neither Mr. Darwin nor Mr. Mann received any compensation from the Company for their services in such capacities.
(2)	Values have been calculated using the Black-Scholes method based on the closing price of the Company’s Class A common stock on the date of grant, October 4, 2022, and assuming 9.5 years to maturity. On the date of each grant, the strike price for the options granted was 32% greater than the closing price of the Company’s Class A common stock on the date of grant. Further, the values cited in the table are the full value of each grant on the date of the grant. As of December 31, 2022, only one-third of each grant had vested. The remaining two-thirds of each grant will vest in equal installments on December 31, 2023 and December 31, 2024.
(3)	Excludes compensation paid by SHF Predecessor during 2021 and 2022. Ms. Seefried became Chief Executive Officer of the Company on September 29, 2022 following the closing of the Company’s business combination with SHF Predecessor.
(4)	Mr. Beuerlein commenced his employment with the Company on September 28, 2022; accordingly, amounts shown represent compensation received by Mr. Beuerlein from September 28, 2022 through December 31, 2022.
(5)	Mr. Dennedy commenced his employment with the Company on October 20, 2022; accordingly, amounts shown represent compensation received by Mr. Dennedy from October 20, 2022 through December 31, 2022.

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Narrative Disclosure to Summary Compensation Table

Overview

The Company has developed an executive compensation program which is designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, motivate and retain individuals who contribute to the long-term success of the Company.

Decisions on the executive compensation program, as described below, are determined and/or ratified by the Board of Directors with recommendations given by the Compensation Committee.

The decisions regarding executive compensation reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. The Compensation Committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

The compensation for our executive officers has three primary components: base salary, an annual cash incentive bonus, and long-term incentive compensation in the form of equity awards.

Base Salary

The Company’s practice has been to ensure that base salary is fair to the executive officers, competitive within the industry and reasonable in light of the Company’s cost structure. The Compensation Committee determines base salaries and manages the base salary review process, subject to existing employment agreements.

Annual Bonuses

The Company uses annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The Company expects that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the executive officers, subject to the terms of any employment agreement. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.

Equity Awards

The Company uses equity awards to reward long-term performance of the executive officers. The Company believes that providing a meaningful portion of the total compensation package in the form of equity awards will align the incentives of its executive officers with the interests of its stockholders and serve to motivate and retain the individual executive officers. Equity awards are awarded under our Equity Incentive Plan, which has been adopted by the Board of Directors.

In connection with the Company’s executive compensation program, the Company has granted equity awards to its executives.

Other Compensation

The Company maintains various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the executive officers participate.

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Employment Agreements

Agreement with Ms. Seefried

On February 11, 2022, the Company entered into an executive employment agreement with Sundie Seefried which became effective September 28, 2022, pursuant to which Ms. Seefried serves as the Chief Executive Officer of the Company. The executive employment agreement provides for an annual base salary of $350,000, an initial incentive equity grant of options exercisable for 550,000 shares of the Company’s Class A common stock at $6.67 per share that will vest over two years and other customary benefits. The executive employment agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Ms. Seefried for good reason, of one year’s base salary.

Agreement with Mr. Dennedy

On January 10, 2023, the Company entered into an executive employment agreement with James Dennedy, pursuant to which Mr. Dennedy serves as the Chief Financial Officer of the Company. The executive employment agreement provides for an annual base salary of $285,000, an initial incentive equity grant of options exercisable for 350,000 shares of the Company’s Class A common stock at $6.67 per share that will vest over two years and other customary benefits. The executive employment agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Mr. Dennedy for good reason, of one year’s base salary.

Agreement with Mr. Emmi

On January 10, 2023, the Company entered into an executive employment agreement with Donnie Emmi, pursuant to which Mr. Emmi serves as the Chief Legal Officer of the Company. The executive employment agreement provides for an annual base salary of $285,000, an initial incentive equity grant of options exercisable for 350,000 shares of the Company’s Class A common stock at $6.67 per share that will vest over two years and other customary benefits. The executive employment agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Mr. Emmi for good reason, of one year’s base salary.

Agreement with Dan Roda

On November 15, 2022, in connection with the acquisition of Rockview Digital Solution, Inc. d/b/a Abaca (“Abaca”), the Company entered into an executive employment agreement with Dan Roda, pursuant to which Mr. Roda serves as the Executive Vice President and Chief Operating Officer of the Company. The executive employment agreement provides for an annual base salary of $300,000, an initial incentive equity grant of options exercisable for 150,000 shares of the Company’s Class A common stock at $6.67 per share that will vest over two years and other customary benefits. The executive employment agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Mr. Roda for good reason, of one year’s base salary.

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Director Compensation

No member of the Company’s Board of Directors received any compensation for serving as such during the year ended December 31, 2022. The Board of Directors agreed to commence compensating its outside directors following the restructuring of the Company’s debt owed to PCCU, which restructuring occurred on March 29, 2023. Thus, the Company anticipates that the Board of Directors will adopt a compensation framework for the Board of Directors and its committees at the next meeting of the Board of Directors.

Outstanding Equity Awards at December 31, 2022

The following table sets forth information regarding outstanding stock options or unvested equity awards as of December 31, 2022.

	Option Awards					Restricted Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Sundie Seefried	183,333	366,667	366,667	6.67	10/4/32	—	—	—	—

Tyler Beuerlein	116,666	233,334	233,334	6.67	10/4/32	—	—	—	—

James H. Dennedy	116,666	233,334	233,334	2.58	10/23/32	—	—	—	—

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 24, 2023, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. Our only class of voting securities is our Class A common stock. To our knowledge, none of the shares listed below is held under a voting trust or similar agreement. To our knowledge, there are no pending arrangements, including any pledges by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company. There were 41,121,551 shares of Class A common stock issued and outstanding on April 24, 2023.

Unless otherwise indicated in the following table, the address for each person named in the table is 1526 Cole Blvd., Suite 250, Golden, Colorado 80401. Pursuant to SEC rules, we have included shares of common stock that the person has the right to acquire within 60 days after April 24, 2023.

Name and Address of Beneficial Owner	Shares of Class A Common Stock		% of Total Voting Power(1)
Sundie Seefried	366,666	(2)	* %
James H. Dennedy	233,334	(3)	* %
Tyler Beuerlein	233,334	(2)	* %
John Darwin	1,994 ,526	(4)	4.82%
Doug Fagan	22,586,139	(5)	54.93%
Jonathan Summers	10,000	(6)	* %
Karl Racine	-		-
Jonathon F. Niehaus	-		-
Richard Carleton	-		-
Jennifer Meyers	22,586,139	(7)	54.93%

(All Executive Officers and Directors as a Group (12 persons)):	25,687,333	(8)	60.47%

Greater than Five Percent Holders:
Partner Colorado Credit Union	22,586,139	(9)	54.93%
Sabby Volatility Warrant Master Fund Ltd.	4,000,000	(10)	9.36%

 * Indicates ownership of less than 1% of the outstanding shares of our Class A common stock.

(1)	The percentage of beneficial ownership of the Company is calculated based on 41,121,551 shares of Class A common stock outstanding as of April 24, 2023. Where applicable, the percentage of beneficial ownership for each individual or entity also reflects Class A common stock issuable upon exercise of the 264,088 private warrants held by 5AK, LLC, which have an exercise price of $11.50 per share and are currently exercisable, and upon exercise of stock options that are currently exercisable, or exercisable in the next 60 days.
(2)	Represents incentive stock options that are vested, or vest in the next 60 days, to purchase shares of Class A common stock, which options expire ten years from the grant date and have an exercise price per share equal to $6.67.
(3)	Represents incentive stock options that are vested, or vest in the next 60 days, to purchase shares of Class A common stock, which options expire ten years from the grant date and have an exercise price per share equal to $2.58.
(4)	Of the securities reported herein, Luminous Capital USA, Inc. is the record holder of 1,730,438 shares of Class A common stock and 5AK, LLC is the record holder of 264,088 private warrants to purchase Class A common stock, which are currently exercisable. John Darwin, a Company director, is a control person of the member and manager of Luminous Capital USA Inc. and 5AK, LLC. By virtue of this relationship, Mr. Darwin may be deemed to share beneficial ownership of the securities held of record by Luminous Capital USA, Inc. and 5AK, LLC. Mr. Darwin disclaims any such beneficial ownership except to the extent of his pecuniary interest.

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(5)	Represents shares of Class A common stock held indirectly by Mr. Fagan. The record holder of the 22,586,139 shares of Class A common stock is Partner Colorado Credit Union, our majority stockholder, of which Mr. Fagan is the President and Chief Executive Officer. By virtue of this relationship, Mr. Fagan may be deemed to share beneficial ownership of the securities held of record by Partner Colorado Credit Union. Mr. Fagan disclaims any such beneficial ownership except to the extent of his pecuniary interest.
(6)	Represents shares of Class A common stock held directly by Mr. Summers.
(7)	Represents shares of Class A common stock held indirectly by Ms. Meyers. The record holder of the 22,586,139 shares of Class A common stock is Partner Colorado Credit Union, of which Ms. Meyers is the Chief Financial Officer. By virtue of this relationship, Ms. Meyers may be deemed to share beneficial ownership of the securities held of record by Partner Colorado Credit Union. Ms. Meyers disclaims any such beneficial ownership except to the extent of her pecuniary interest.
(8)	Includes (i) 10,000 shares of Class A common stock held directly by directors and named executive officers; (ii) 24,316,577 shares of Class A common stock held indirectly by directors and named executive officers; (iii) 1,096,668 shares of Class A common stock issuable upon the exercise of stock options that are currently exercisable or are exercisable in the next 60 days; and (iv) 264,088 shares of Class A common stock issuable upon the exercise of warrants that are currently exercisable or are exercisable in the next 60 days.
(9)	Based solely on information contained in a Schedule 13G filed with the SEC on April 10, 2023. The business address of Partner Colorado Credit Union is 6221 Sheridan Blvd, Arvada, CO 80003.
(10)	Represents (i) 2,400,000 shares of Class A common stock held by Sabby Volatility Warrant Master Fund Ltd.; and (ii) 1,600,000 shares of Class A common stock issuable upon conversion of 2,000 shares of Series A convertible preferred stock that are currently convertible. The business address of Sabby Volatility Warrant Master Fund Ltd. is 115 Hidden Hills Dr, Spicewood TX 78669. The foregoing information is based solely upon new issuances of Class A common stock of the Company made between December 11, 2022 and February 6, 2023. The Company has no information about any additional shares that may have been acquired or sold by this stockholder, or how any such acquisitions or sales may impact the total beneficial ownership of this stockholder as of April 24, 2022.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. Based solely on a review of the copies of the forms furnished or available to us, we believe that all filing requirements applicable to our officers, directors and 10% beneficial owners were complied with during our fiscal year ended December 31, 2022, with the exception of one late Form 3 filing for Mr. Roda reporting an initial statement of beneficial ownership of securities.

REPORT OF THE AUDIT COMMITTEE

This report shall not be deemed incorporated by reference by a general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such acts.

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in the Audit Committee charter adopted by the Board of Directors. This committee reviews and reassesses our charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Marcum LLP.

Our Audit Committee currently consists of Jonathan Summers, Jonathon F. Niehaus, and Richard Carleton. Mr. Summers serves as chairman of the Audit Committee. In evaluating the independence of its members and the composition of its planned committees, the Board of Directors utilizes the definition of “independence” developed by the Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards for audit committee members and the non-employee director definition in Rule 16b-3 promulgated under the Exchange Act. The Board of Directors has determined that each of Messrs. Summers, Niehaus, and Carleton is an independent director.

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The Audit Committee has discussed with Marcum LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission. The Audit Committee has received and reviewed the written disclosures and the letter from Marcum LLP required by applicable requirements of the PCAOB regarding Marcum LLP’s communications with the Audit Committee concerning independence, and has discussed with Marcum LLP its independence.

Based on the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022.

Respectfully Submitted
April 12, 2023

/s/ Jonathan Summers, Audit Committee Chairman
/s/ Jonathon F. Niehaus
/s/ Richard Carleton

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Family Relationships

There are no family relationships between or among our executive officers and directors.

Related Party Transactions

Business Combination Registration Rights Agreement

SHF Predecessor, PCCU, which is the Company’s majority shareholder, and the Company entered into a Registration Rights Agreement in connection with the closing of the Company’s initial business combination. Pursuant to the Registration Rights Agreement, among other things, the Company is obligated to file a registration statement to register the resale of certain securities of the Company held by SHF Predecessor and PCCU, as applicable.

Commercial Alliance Agreement

The Company and PCCU, which is the Company’s majority shareholder, are parties to a commercial alliance agreement dated March 29, 2023 (the “Commercial Alliance Agreement”). The Commercial Alliance Agreement replaces and supersedes in their entirety the following agreements entered into between SHF Predecessor and PCCU: the Amended and Restated Loan Servicing Agreement dated September 21, 2022 between SHF Predecessor and PCCU (the “Amended and Restated Loan Servicing Agreement”); the Second Amended and Restated Account Servicing Agreement dated May 23, 2022, effective February 11, 2022 (“the “Second Amended and Restated Account Servicing Agreement”); and the Second Amended and Restated Support Services Agreement dated May 23, 2022, effective February 11, 2022 between SHF Predecessor and PCCU (the “Second Amended and Restated Support Services Agreement”).

The Commercial Alliance Agreement sets forth the application, underwriting, loan approval, and foreclosure process for loans from PCCU to borrowers that are cannabis-related businesses and the loan servicing and monitoring responsibilities provided by the Company and PCCU. In particular, the Commercial Alliance Agreement provides for procedures to be followed upon the default of a loan to ensure that neither the Company nor PCCU will take title to or possession of any cannabis-related assets, including real property, that may be collateral for a loan funded by PCCU pursuant to the Commercial Alliance Agreement. Under the Commercial Alliance Agreement, PCCU’s receives a servicing fee at the annual rate of 0.25% of the then-outstanding principal balance of each loan funded by PCCU and serviced by the Company, and a servicing fee at the annual rate of 0.35% of the then outstanding principal balance of each loan presented by the Company and both funded and serviced by PCCU. In addition, the Company’s is obligated by the Commercial Alliance Agreement to indemnify PCCU from certain default-related loan losses (as fully defined in the Commercial Alliance Agreement).

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In addition, the Commercial Alliance Agreement provides for certain fees to be paid to the Company’s for certain identified account related services to include: all cannabis-related income, including all lending-related income (such as loan origination fees, interest income on CRB-related loans, participation fees and servicing fees), investment income, interest income, account activity fees, processing fees, flat fees, and other revenue generated from cannabis and multi-state hemp accounts that are hosted on PCCU’s core system for a monthly fee equal to $30.96 per account in 2022, $25.32-$27.85 per account in 2023, and $26.08-$28.69 in 2024. In addition, as it pertains to CRB deposits held at PCCU, investment and interest income earned on these deposits (excluding interest income on loans funded by PCCU) will be shared 25% to PCCU and 75% to the SHF Predecessor. Finally, under the Commercial Alliance Agreement, PCCU will continue to allow its ratio of CRB-related deposits to total assets to equal at least 60% unless otherwise dictated by regulatory, regulator or policy requirements. The initial term of the Commercial Alliance Agreement is for a period of two years, with a one year automatic renewal unless a party provides one hundred twenty days’ written notice prior to the end of the term.

Loan Servicing Agreement

SHF Predecessor and PCCU were party to that certain loan servicing agreement dated February 11, 2022 (the “Original Loan Servicing Agreement”), which sets forth the application, underwriting, and approval process for loans from PCCU to borrowers that are cannabis-related businesses and the loan servicing and monitoring responsibilities provided by SHF Predecessor and PCCU. On September 21, 2022, SHF Predecessor and PCCU entered into an amended and restated loan servicing agreement (the “Amended and Restated Loan Servicing Agreement”) to clarify certain provisions of the Original Loan Servicing Agreement. In particular, the Amended and Restated Loan Servicing Agreement was updated to include the procedures to be followed upon the default of a loan to ensure that neither SHF Predecessor nor PCCU will take title to or possession of any cannabis-related assets, including real property, that may be collateral for a loan funded by PCCU pursuant to the Amended and Restated Loan Servicing Agreement. The parties agreed to certain other non-substantive updates to the Amended and Restated Loan Servicing Agreement. PCCU’s servicing fee at the annual rate of 0.25% of the then-outstanding principal balance of each loan funded by PCCU remains unchanged. In addition, SHF Predecessor’s obligations in the Amended and Restated Loan Servicing Agreement to indemnify PCCU from all default-related loan losses (as defined in the Amended and Restated Loan Servicing Agreement) remain unchanged. The Amended and Restated Loan Servicing Agreement was replaced by the Commercial Alliance Agreement, which is described above.

Account Servicing Agreement

Effective as of July 1, 2021, SHF Predecessor and PCCU entered into the Account Servicing Agreement. Pursuant to the Account Servicing Agreement, which has been replaced and superseded by the Commercial Alliance Agreement, SHF Predecessor’s fees for certain identified services were to equal all cannabis-related income, including all lending-related income (such as loan origination fees, interest income on CRB-related loans, participation fees and servicing fees), investment income, interest income, account activity fees, processing fees, flat fees, and other revenue generated from cannabis and multi-state hemp accounts that are hosted on PCCU’s core system. The Account Servicing Agreement was for a term of three years and would renew for additional one-year terms unless a party provides 120 days’ notice of non-renewal, provided that PCCU may not provide notice of non-renewal until 30 months following the signing date. Effective as of February 11, 2022, SHF Predecessor and PCCU entered into an Amended and Restated Account Servicing Agreement. The Amended and Restated Account Servicing Agreement initially provided that the agreement would terminate within 60 days of SHF Predecessor no longer qualifying as a “credit union service organization” (a “CUSO”) or within 60 days of the assumption by a third party of all CRB-related accounts; however, on May 23, 2022, SHF Predecessor and PCCU entered into the Second Amended and Restated Account Servicing Agreement, which removed the provision providing for the termination of the agreement within 60 days of SHF Predecessor no longer qualifying as credit union service organization.

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Support Services Agreement

Effective as of July 1, 2021, SHF Predecessor and PCCU entered into the Support Services Agreement. Pursuant to the Support Services Agreement, which has been replaced and superseded by the Commercial Alliance Agreement, PCCU provided certain operational and administrative services relating to, among other things, human resources, employee benefits, IT and systems, accounting and marketing and capacity for CRB depository accounts for a monthly fee equal to $30.96 per account in 2022 and $25.32 per account in 2023 and 2024. In addition, as it pertains to CRB deposits held at PCCU, investment and interest income earned on these deposits (excluding interest income on loans funded by PCCU) would be shared 25% to PCCU and 75% to the SHF Predecessor. SHF Predecessor would also reimburse PCCU for any of its out-of-pocket expenses relating to the services provided to SHF Predecessor. Finally, under the Support Services Agreement, PCCU would continue to allow its ratio of CRB-related deposits to total assets to equal at least 65% unless otherwise dictated by regulatory, regulator or policy requirements. Effective as of February 11, 2022, SHF Predecessor and PCCU entered into an Amended and Restated Support Services Agreement. The Amended and Restated Support Services Agreement had the same term and termination provisions as the Amended and Restated Account Servicing Agreement, including a provision providing for the termination of the agreement within 60 days of SHF no longer qualifying as a “credit union service organization.” On May 23, 2022, SHF and PCCU entered into the Second Amended and Restated Support Services Agreement, which removed the provision providing for the termination of the agreement within 60 days of SHF no longer qualifying as a credit union service organization.

Forbearance Agreement

On October 26, 2022, the Company and PCCU entered into a forbearance agreement (the “Forbearance Agreement”). Pursuant to the Forbearance Agreement, PCCU agreed to defer $64,662,548 in principal and accrued payments owed pursuant to the Company’s initial business combination, which amount represented all amounts owed to PCCU pursuant to the business combination (the “Deferred Obligation”) for a period of six months while PCCU and the Company engaged in good faith efforts to renegotiate the payment terms applicable to the Deferred Obligation.

Restructuring Agreements

On March 29, 2023, the Company and PCCU entered into the following definitive transaction documents to settle and restructure the Deferred Obligation:

●	A five-year Senior Secured Promissory Note (the “Note”) in the principal amount of $14,500,000 bearing interest at the rate of 4.25% and a Security Agreement pursuant to which the Company will grant, as collateral for the Note, a first priority security interest in substantially all of the assets of the Company (the “Security Agreement,” and collectively with the Note, the “Note Documents”);

●	A Securities Issuance Agreement, pursuant to which the Company issued 11,200,000 shares of the Class A common stock to PCCU. In connection with the Securities Issuance Agreement, the parties also entered into a Registration Rights Agreement and a Lock-Up Agreement (the “Lock-Up Agreement” and collectively with the Securities Issuance Agreement and the Registration Rights Agreement, the “Securities Issuance Documents”). The Registration Rights Agreement requires the Company to register such shares for resale pursuant to the Securities Act; and the Lock-Up Agreement restricts PCCU from transferring such shares until the earlier of (i) six (6) months after the date of the Securities Issuance Documents or (ii) the consummation of a transaction with an unaffiliated third party in which all of the Company’s stockholders have the right to exchange their shares of Class A common stock for cash, securities, or other property; and

●	A Commercial Alliance Agreement (described above) that sets forth the terms and conditions of the lending-related and account-related services governing the relationship between the Company and PCCU from and after the date of the transactions.

Policies and Procedures for the Company’s Related Party Transactions

Our Audit Committee charter provides that our Audit Committee must review and approve all transactions to which the Company is a participant and in which our executive officers, directors, director nominees or principal stockholders or other related persons have a material interest, to the extent that disclosure would be required under Item 404 of Regulation S-K. We believe that this policy requiring that any material transaction between us and such related parties be approved by our Audit Committee ensures that such transactions are on terms no less favorable to us than reasonably could have been obtained in arm’s-length transactions with independent third parties. Our related party transactions entered into between January 1, 2022 and the date of this proxy statement, all of which were previously approved by our Audit Committee, are described above.

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PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2023

The Audit Committee, which is responsible for the appointment, compensation and oversight of our independent auditors, has engaged Marcum LLP (“Marcum”) as our independent auditors to audit our consolidated financial statements for the year ending December 31, 2023. As a matter of good corporate governance, we are requesting that stockholders ratify the Audit Committee’s appointment of Marcum as independent auditors. If stockholders do not ratify the appointment of Marcum, the Audit Committee will reevaluate the appointment, but may retain such independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been informed that representatives of Marcum will not attend the 2023 Annual Meeting in person, but representatives will be available during the 2023 Annual Meeting by telephone, will have the opportunity to make a statement and will respond to appropriate questions by stockholders.

Audit and Non-Audit Fees

The following table shows fees that we paid (or accrued) for professional services rendered by Marcum for our fiscal years ended December 31, 2022 and 2021.

	Year Ended December 31,
	2022(1)	2021(2)
Audit Fees(3)	$431,488	$182,729
Audit-Related Fees(4)	0	0
Tax fees(5)	0	0
All other fees	0	0
Total	$431,488	$182,729

(1)	Includes fees paid to Marcum, as the opinion issuing auditor for the year ended December 31, 2022, and fees paid to Elliott Davis LLC, who performed the quarterly reviews for SHF, LLC, the target in the business combination that closed on September 28, 2022.

(2)	Includes fees paid to Marcum, as the opinion issuing auditor for the year ended December 31, 2021, and fees paid to Elliot Davis LLC, who performed the 2021 PCAOB audit for SHF, LLC, the target in the business combination that closed on September 28, 2022.

(3)	Audit fees consist of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(4)	Audit-related fees consist of fees billed for consents and registration statement reviews, as well as assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(5)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state, and international tax compliance, acquisitions and international tax planning.

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Our Audit Committee requires that management obtain the prior approval of the Audit Committee for all audit and permissible non-audit services to be provided by Marcum. The Audit Committee considers and approves at each meeting, as needed, anticipated audit and permissible non-audit services to be provided by Marcum during the year and estimated fees.

Our independent auditor for the fiscal year ended December 31, 2022, Marcum, has advised us that neither it, nor any of its members, has any direct financial interest in the Company as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by Marcum during the fiscal year ended December 31, 2022 were furnished at customary rates and were performed by full-time, permanent employees.

Vote Required and Recommendation

The selection of Marcum as our independent certified public accountants for the fiscal year ending December 31, 2023 will be ratified if votes representing a majority of the shares entitled to vote and represented at the meeting, at which a quorum is present, in person or by proxy, vote in favor of the proposal. Abstentions and broker non-votes will have no effect on Proposal 2.

The Board of Directors unanimously recommends that you vote FOR Proposal 2, to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

STOCKHOLDERS MATTERS

Stockholder Communications with the Board of Directors

Any stockholder may communicate by mail with the Board of Directors or individual directors by contacting our Chief Legal Officer at SHF Holdings, Inc., 1526 Cole Blvd., Suite 250, Golden, Colorado 80401. The Board of Directors has instructed the Chief Legal Officer to review this correspondence and determine, in his discretion, whether matters submitted are appropriate for Board consideration. The Chief Legal Officer may also forward certain communications to others at the Company for review and possible response. Communications such as customer or commercial inquiries or complaints, job inquiries, surveys and business solicitations or advertisements or patently offensive or otherwise inappropriate material will not be forwarded to the Board of Directors.

Stockholder Proposals for Inclusion in 2024 Proxy Statement

Pursuant to Rule 14a-8 of the SEC’s proxy rules, a stockholder intending to present a proposal to be included in the proxy statement for our 2024 Annual Meeting of Stockholders must have delivered a proposal in writing to our principal executive offices no later than December 29, 2023 (or if we change the date of the 2024 Annual Meeting by more than 30 days from the date of this year’s 2023 Annual Meeting, a reasonable time before we begin to print and mail the proxy materials for the 2024 Annual Meeting). Proposals should be addressed to: Chief Legal Officer, SHF Holdings, Inc., 1526 Cole Blvd., Suite 250, Golden, Colorado 80401. Proposals from stockholders must also comply with the SEC’s rules regarding the inclusion of stockholder proposals in proxy materials, and we may omit any proposal from our proxy materials that does not comply with the SEC’s rules.

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Other Stockholder Proposals for Presentation at 2024 Annual Meeting

Stockholder proposals intended to be presented at, but not included in the proxy materials for, our 2024 Annual Meeting of Stockholders, including director nominations for election to our Board of Directors, must be timely received by us in writing at our principal executive offices, addressed to the Chief Legal Office of the Company as indicated above. Under our Bylaws, to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days, nor more than 120 days, prior to the meeting; provided, however, that in the event that the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the 2023 Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the 2024 Annual Meeting of Stockholders and not later than the later of (x) the close of business on the 90th day before the 2024 Annual Meeting of Stockholders or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. A stockholder’s notice to the Chief Legal Officer must set forth the following information as to each matter the stockholder proposes to bring before the annual meeting:

●	A brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

●	The name and record address of the stockholder proposing such business,

●	The class and number of shares beneficially owned by the stockholder, and

●	Any material interest of the stockholder in such business.

The SEC’s rules permit our management to vote proxies on a proposal presented by a stockholder as described above, in the discretion of the persons named as proxy, if:

●	We receive timely notice of the proposal and advise our stockholders in that year’s proxy materials of the nature of the matter and how management intends to vote on the matter; or

●	We do not receive timely notice of the proposal in compliance with our Bylaws.

Interests of officers and directors in matters to be acted upon.

Except in the election of Ms. Meyers and Messrs. Carleton and Niehaus under Proposal 1, none of the Company’s officers or directors has any interest in any of the matters to be acted upon at the 2023 Annual Meeting.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the 2023 Annual Meeting. If, however, any other business should properly come before the 2023 Annual Meeting, the persons named in the accompanying proxy will, to the extent permitted by applicable law, vote proxies in their discretion as they may deem appropriate, unless they are directed by a proxy to do otherwise.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

We are sending only one Notice or one proxy statement to stockholders residing at the same address unless one of the stockholders has notified us of his or her desire to receive multiple copies. This practice, known as “householding,” reduces duplicate mailings, enabling us to save paper and reduce printing costs.

Stockholders residing at the same address who currently receive only one copy of the Notice or proxy statement and who would like to receive an additional copy of the proxy statement for this 2023 Annual Meeting or for future meetings may contact our Chief Legal Officer by phone at 720-507-3688 or by mail addressed to our Chief Legal Officer at 1526 Cole Blvd., Suite 250, Golden, Colorado 80401.

By Order of the Board of Directors,

Sundie Seefried
Chief Executive Officer
Golden, Colorado
April 28, 2023

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PROXY CARD

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

OF SHF HOLDINGS, INC.

To be held on May 18, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Sundie Seefried, Donnie Emmi, and James H. Dennedy (the “Proxies”) as proxies, and each of them with full power to act without the other, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of Class A common stock of SHF Holdings, Inc. (“SHF”) that the undersigned stockholder is entitled to vote at the 2023 Annual Meeting of Stockholders of SHF to be held at 10:00 a.m. MDT on May 18, 2023, at the Marriott Denver South at Park Meadows, Englewood Conference Room, 10345 Park Meadows Drive, Lone Tree, Colorado 80124, or any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1 AND 2.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

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The Board of Directors recommends a vote FOR the nominees listed in Proposal No. 1.

(1)	Proposal No. 1 — To elect three people to serve as Class II directors.

Nominees:

Jennifer Meyers	☐ FOR ☐ WITHHOLD
Richard Carleton	☐ FOR ☐ WITHHOLD
Jonathon F. Niehaus	☐ FOR ☐ WITHHOLD

The Board of Directors recommends a vote FOR Proposal No. 2.

(2)	Proposal No. 2 — To ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK, DATE, AND RETURN THIS PROXY PROMPTLY.

Signature	Signature (for joint signers)	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

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